Exhibit 99.1

For Immediate Release:    FINAL

Patriot Scientific Appoints Nick
Tredennick to its Board of Directors

CARLSBAD, Calif. -- August 21, 2007 – Patriot Scientific Corporation (OTC Bulletin Board: PTSC) today announced it has named Dr. Nick Tredennick to the company’s board of directors. Tredennick is an industry luminary and well-known authority on computers, microprocessors and semiconductor technology.

“We’re thrilled to have Nick lend his considerable talents to our board,” said Jim Turley, president and CEO of Patriot Scientific. “His experience and expertise span the technology spectrum from microprocessors to MEMS and semiconductors to software. He’s a brilliant and well-connected individual with experience in both startups and large organizations. His technical, analytical and business skills will play a vital role in our board and we’re looking forward to his contributions.”

Tredennick earned his Doctorate at the University of Texas, Austin and his master’s and bachelor’s degrees at Texas Tech., where he has been honored as a Texas Tech. Distinguished Engineering Graduate. He is a Fellow of the IEEE (Institute of Electrical and Electronics Engineers). He holds nine patents covering microprocessors and reconfigurable computing.

After completing his degrees, Tredennick served as a microprocessor design engineer at Motorola (now Freescale).  He later became a member of the research staff at IBM’s prestigious Thomas J. Watson Research Center, also teaching as a visiting faculty member at the University of California, Berkeley.

Tredennick was the founder and director of several companies, including Pacific Fiberoptics and NexGen Microsystems (later acquired by AMD), where he was director of product development.  He left NexGen to start Tredennick, Inc. and later became Chief Scientist at the Altera Corporation.

He served in the United States Air Force as a pilot and eventually retired from the Navy Reserve as a Captain. Tredennick is currently a member of the Army Science Board, a federal advisory committee reporting to the Secretary of the Army.

Tredennick is the editor of Gilder Technology Report and the author of a textbook on microprocessor design and dozens of magazine articles covering computer technology, business trends, MEMS (micro-electrical-mechanical systems), and reconfigurable computing. He is also a popular speaker at industry events.

About Patriot Scientific
Patriot Scientific is a leading intellectual property licensing company that develops, markets, and enables innovative technologies to address the demands in fast-growing markets such as wireless devices, smart cards, home appliances and gateways, set-top boxes, entertainment technology, automotive telematics, biomedical devices, and industrial controllers. Headquartered in Carlsbad, Calif., information about the company can be found at http://www.ptsc.com.

An investment profile on Patriot Scientific may be found at http://www.hawkassociates.com/ptscprofile.aspx.

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CONTACTS:
Patriot Scientific Media Relations
John Radewagen
Vice President, Corporate Communications
The Hoffman Agency
408-975-3005
408-219-9199 (mobile)
jradewagen@hoffman.com
http://www.hoffman.com

Patriot Scientific Investor Relations
Hawk Associates
Frank Hawkins or Ken AuYeung
(305) 451-1888
info@hawkassociates.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the company’s Securities and Exchange Commission filings.